Exhibit 20

Subsidiary Guarantees of Debt

The company’s Senior Notes, Senior Subordinated Notes and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The following is unaudited condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of July 2, 2006, and December 31, 2005, and for the three and six-month periods ended July 2, 2006, and July 3, 2005.  Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	CONSOLIDATED BALANCE SHEET
	July 2, 2006
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$6.4	$1.8	$44.3	$–	$52.5
Receivables, net	(0.6)	257.4	513.9	–	770.7
Inventories, net	–	565.3	265.0	–	830.3
Deferred taxes, prepaids and other current assets	532.5	42.5	50.5	(486.5)	139.0
Total current assets	538.3	867.0	873.7	(486.5)	1,792.5
Property, plant and equipment, at cost	44.5	2,410.7	1,120.8	–	3,576.0
Accumulated depreciation	(17.7)	(1,300.6)	(426.3)	–	(1,744.6)
	26.8	1,110.1	694.5	–	1,831.4
Investments in subsidiaries	2,226.9	486.3	88.4	(2,801.6)	–
Investments in affiliates	1.4	20.9	46.7	–	69.0
Goodwill	–	722.0	988.0	–	1,710.0
Intangibles and other assets, net	110.9	178.3	160.7	–	449.9
Total Assets	$2,904.3	$3,384.6	$2,852.0	$(3,288.1)	$5,852.8
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$10.0	$11.4	$112.5	$–	$133.9
Accounts payable	74.7	348.9	268.0	–	691.6
Accrued employee costs	13.3	137.7	26.2	–	177.2
Income taxes payable	–	502.6	111.0	(486.6)	127.0
Other current liabilities	26.1	122.1	62.6	–	210.8
Total current liabilities	124.1	1,122.7	580.3	(486.6)	1,340.5

Long-term debt	1,656.3	15.1	841.6	–	2,513.0
Intercompany borrowings	(206.5)	695.1	210.3	(698.9)	–
Employee benefit obligations	160.1	261.4	425.2	–	846.7
Deferred taxes and other liabilities	120.0	(99.4)	76.9	–	97.5
Total liabilities	1,854.0	1,994.9	2,134.3	(1,185.5)	4,797.7

Contingencies
Minority interests	–	–	4.8	–	4.8

Shareholders’ equity:
Convertible preferred stock	–	–	179.6	(179.6)	–
Preferred shareholders’ equity	–	–	179.6	(179.6)	–

Common stock	685.2	838.2	495.5	(1,333.7)	685.2
Retained earnings (deficit)	1,384.6	737.8	(14.6)	(723.2)	1,384.6
Accumulated other comprehensive earnings (loss)	(58.0)	(186.3)	52.4	133.9	(58.0)
Treasury stock, at cost	(961.5)	–	–	–	(961.5)
Common shareholders’ equity	1,050.3	1,389.7	533.3	(1,923.0)	1,050.3
Total shareholders’ equity	1,050.3	1,389.7	712.9	(2,102.6)	1,050.3
Total Liabilities and Shareholders’ Equity	$2,904.3	$3,384.6	$2,852.0	$(3,288.1)	$5,852.8

	CONSOLIDATED BALANCE SHEET
	December 31, 2005
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$8.0	$1.7	$51.3	$–	$61.0
Receivables, net	0.8	166.0	209.8	–	376.6
Inventories, net	–	439.4	230.9	–	670.3
Deferred taxes and prepaid expenses	340.0	193.0	55.6	(470.7)	117.9
Total current assets	348.8	800.1	547.6	(470.7)	1,225.8

Property, plant and equipment, at cost	45.7	2,081.9	1,025.8	–	3,153.4
Accumulated depreciation	(17.0)	(1,237.0)	(342.8)	–	(1,596.8)
	28.7	844.9	683.0	–	1,556.6

Investment in subsidiaries	1,988.6	453.8	88.4	(2,530.8)	–
Investment in affiliates	1.4	17.0	47.0	–	65.4
Goodwill, net	–	340.8	917.8	–	1,258.6
Intangibles and other assets	118.3	62.3	56.4	–	237.0
	$2,485.8	$2,518.9	$2,340.2	$(3,001.5)	$4,343.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$29.1	$3.3	$84.0	$–	$116.4
Accounts payable	59.5	305.3	187.6	–	552.4
Accrued employee costs	15.8	154.7	27.9	–	198.4
Income taxes payable	–	507.1	91.1	(470.7)	127.5
Other current liabilities	18.9	111.4	51.0	–	181.3
Total current liabilities	123.3	1,081.8	441.6	(470.7)	1,176.0

Long-term debt	600.2	20.8	852.3	–	1,473.3
Intercompany borrowings	792.9	(110.0)	16.0	(698.9)	–
Employee benefit obligations	164.7	218.6	400.9	–	784.2
Deferred taxes and other liabilities	(30.6)	45.1	55.0	–	69.5
Total liabilities	1,650.5	1,256.3	1,765.8	(1,169.6)	3,503.0

Minority interests	–	–	5.1	–	5.1
Shareholders’ equity
Convertible preferred stock	–	–	179.6	(179.6)	–
Preferred shareholders’ equity	–	–	179.6	(179.6)	–

Common stock	633.6	804.5	487.0	(1,291.5)	633.6
Retained earnings	1,227.9	649.8	(119.1)	(530.7)	1,227.9
Accumulated other comprehensive earnings (loss)	(100.7)	(191.7)	21.8	169.9	(100.7)
Treasury stock, at cost	(925.5)	–	–	–	(925.5)
Common shareholders’ equity	835.3	1,262.6	389.7	(1,652.3)	835.3
Total shareholders’ equity	835.3	1,262.6	569.3	(1,831.9)	835.3
	$2,485.8	$2,518.9	$2,340.2	$(3,001.5)	$4,343.4

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended July 2, 2006
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Net sales	$–	$1,392.2	$506.1	$(55.8)	$1,842.5
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	1,213.5	392.3	(55.8)	1,550.0
Depreciation and amortization	0.8	42.7	21.4	–	64.9
Business consolidation costs	–	–	(0.4)	–	(0.4)
Property insurance gain	–	–	(74.1)	–	(74.1)
Selling, general and administrative	22.7	33.4	17.4	–	73.5
Interest expense	7.4	17.8	12.4	–	37.6
Equity in results of subsidiaries	(142.4)	–	–	142.4	–
Corporate allocations	(17.5)	15.3	2.2	–	–
	(129.0)	1,322.7	371.2	86.6	1,651.5
Earnings (loss) before taxes	129.0	69.5	134.9	(142.4)	191.0
Tax provision	3.7	(21.7)	(45.0)	–	(63.0)
Minority interests	–	–	(0.2)	–	(0.2)
Equity in results of affiliates	–	1.7	3.2	–	4.9
Net earnings (loss)	$132.7	$49.5	$92.9	$(142.4)	$132.7

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended July 3, 2005
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Net sales	$–	$1,157.9	$451.7	$(57.6)	$1,552.0
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	1,007.5	350.3	(57.6)	1,300.2
Depreciation and amortization	0.8	32.5	19.7	–	53.0
Business consolidation costs	–	–	8.8	–	8.8
Selling, general and administrative	7.8	33.3	17.4	–	58.5
Interest expense	6.3	10.0	8.0	–	24.3
Equity in results of subsidiaries	(78.5)	–	–	78.5	–
Corporate allocations	(16.6)	14.8	1.8	–	–
	(80.2)	1,098.1	406.0	20.9	1,444.8
Earnings (loss) before taxes	80.2	59.8	45.7	(78.5)	107.2
Tax provision	(1.2)	(19.8)	(11.9)	–	(32.9)
Minority interests	–	–	(0.3)	–	(0.3)
Equity in results of affiliates	–	1.1	3.9	–	5.0
Net earnings (loss)	$79.0	$41.1	$37.4	$(78.5)	$79.0

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Six Months Ended July 2, 2006
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Net sales	$–	$2,455.6	$845.4	$(93.6)	$3,207.4
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	2,139.1	660.8	(93.6)	2,706.3
Depreciation and amortization	1.6	75.9	42.0	–	119.5
Business consolidation costs	–	–	1.7	–	1.7
Property insurance gain	–	–	(74.1)	–	(74.1)
Selling, general and administrative	42.1	61.4	40.3	–	143.8
Interest expense	15.2	22.1	23.6	–	60.9
Equity in results of subsidiaries	(192.5)	–	–	192.5	–
Corporate allocations	(35.5)	30.0	5.5	–	–
	(169.1)	2,328.5	699.8	98.9	2,958.1
Earnings (loss) before taxes	169.1	127.1	145.6	(192.5)	249.3
Tax provision	8.2	(41.1)	(46.8)	–	(79.7)
Minority interests	–	–	(0.4)	–	(0.4)
Equity in results of affiliates	–	2.4	5.7	–	8.1
Net earnings (loss)	$177.3	$88.4	$104.1	$(192.5)	$177.3

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Six Months Ended July 3, 2005
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Net sales	$–	$2,183.9	$804.3	$(112.1)	$2,876.1
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	1,881.1	627.9	(112.1)	2,396.9
Depreciation and amortization	1.5	65.0	39.9	–	106.4
Business consolidation costs	–	–	8.8	–	8.8
Selling, general and administrative	11.8	72.6	37.2	–	121.6
Interest expense	12.3	20.3	17.5	–	50.1
Equity in results of subsidiaries	(134.1)	–	–	134.1	–
Corporate allocations	(32.8)	29.3	3.5	–	–
	(141.3)	2,068.3	734.8	22.0	2,683.8
Earnings (loss) before taxes	141.3	115.6	69.5	(134.1)	192.3
Tax provision	(3.7)	(40.1)	(18.9)	–	(62.7)
Minority interests	–	–	(0.5)	–	(0.5)
Equity in results of affiliates	–	1.4	7.1	–	8.5
Net earnings (loss)	$137.6	$76.9	$57.2	$(134.1)	$137.6

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Six Months Ended July 2, 2006
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Cash flows from operating activities
Net earnings (loss)	$177.3	$88.4	$104.1	$(192.5)	$177.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1.6	75.9	42.0	–	119.5
Property insurance gain	–	–	(74.1)	–	(74.1)
Business consolidation costs	–	–	1.7	–	1.7
Deferred taxes	(1.8)	1.5	14.6	–	14.3
Equity in results of subsidiaries	(192.5)	–	–	192.5	–
Other, net	10.4	(20.3)	(19.4)	–	(29.3)
Changes in working capital components, excluding effects of acquisitions	(14.1)	(64.4)	(197.1)	–	(275.6)
Net cash provided by (used in) operating activities	(19.1)	81.1	(128.2)	–	(66.2)

Cash flows from investing activities
Additions to property, plant and equipment	(0.8)	(104.2)	(22.5)	–	(127.5)
Business acquisitions, net of cash acquired	–	(718.0)	(67.4)	–	(785.4)
Property insurance proceeds	–	–	32.4	–	32.4
Investments in and advances to affiliates, net of dividends	(958.9)	745.3	213.6	–	–
Other, net	(4.6)	6.1	7.1	–	8.6
Net cash provided by (used in) investing activities	(964.3)	(70.8)	163.2	–	(871.9)

Cash flows from financing activities
Long-term borrowings	1,049.1	–	–	–	1,049.1
Repayments of long-term borrowings	–	(2.3)	(64.5)	–	(66.8)
Change in short-term borrowings	(19.0)	–	21.7	–	2.7
Proceeds from issuance of common stock	19.2	–	–	–	19.2
Acquisitions of treasury stock	(50.7)	–	–	–	(50.7)
Common dividends	(20.7)	–	–	–	(20.7)
Other, net	3.9	(7.9)	–	–	(4.0)
Net cash provided by (used in) financing activities	981.8	(10.2)	(42.8)	–	928.8

Effect of exchange rate changes on cash	–	–	0.8	–	0.8

Net change in cash and cash equivalents	(1.6)	0.1	(7.0)	–	(8.5)
Cash and cash equivalents — Beginning of period	8.0	1.7	51.3	–	61.0
Cash and cash equivalents — End of period	$6.4	$1.8	$44.3	$–	$52.5

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Six Months Ended July 3, 2005
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Cash flows from operating activities
Net earnings (loss)	$137.6	$76.9	$57.2	$(134.1)	$137.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1.5	65.0	39.9	–	106.4
Business consolidation costs	–	–	8.8	–	8.8
Deferred taxes	(0.2)	(11.1)	(9.3)	–	(20.6)
Equity in results of subsidiaries	(134.1)	–	–	134.1	–
Other, net	7.6	(3.0)	(2.2)	–	2.4
Changes in other working capital components	(10.7)	(27.8)	(125.9)	–	(164.4)
Net cash provided by (used in) operating activities	1.7	100.0	(31.5)	–	70.2

Cash flows from investing activities
Additions to property, plant and equipment	(2.5)	(78.8)	(67.0)	–	(148.3)
Investments in and advances to affiliates, net of dividends	(72.1)	(20.9)	93.0	–	–
Other, net	(11.9)	2.2	0.2	–	(9.5)
Net cash provided by (used in) investing activities	(86.5)	(97.5)	26.2	–	(157.8)

Cash flows from financing activities
Long-term borrowings	145.0	0.4	–	–	145.4
Repayments of long-term borrowings	(12.0)	(2.6)	(31.2)	–	(45.8)
Change in short-term borrowings	35.0	–	23.4	–	58.4
Proceeds from issuance of common stock	20.1	–	–	–	20.1
Acquisitions of treasury stock	(188.1)	–	–	–	(188.1)
Common dividends	(21.8)	–	–	–	(21.8)
Other, net	(0.2)	–	–	–	(0.2)
Net cash used in financing activities	(22.0)	(2.2)	(7.8)	–	(32.0)

Effect of exchange rate changes on cash	–	–	(3.4)	–	(3.4)

Net change in cash and cash equivalents	(106.8)	0.3	(16.5)	–	(123.0)
Cash and cash equivalents — Beginning of period	113.8	0.6	84.3	–	198.7
Cash and cash equivalents — End of period	$7.0	$0.9	$67.8	$–	$75.7